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                                                                   Exhibit 10.21

                              SYPRIS SOLUTIONS INC.
                              EXECUTIVE BONUS PLAN
                                2002 FISCAL YEAR

1.       Establishment of Plan.
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         Sypris Solutions Inc., a Delaware corporation (the "Company"), established this executive bonus plan effective as of January 2, 2002 (the "Plan"), to provide a financial incentive for employees of the Company to advance the growth and prosperity of the Company.

2.       Eligibility.
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         Officers of the Company who are specifically designated by the
Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") for participation during the current year shall be eligible to participate in the Plan.

3.       Bonus Potential.
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         The Bonus Potential for each participant will be established and approved by the Compensation Committee at the beginning of each Plan year. Each participant will be provided with a copy of this Plan, which will include an exhibit that lists the participant's full name, salary, start date (for purposes of the current fiscal year), cash bonus potential, stock option bonus potential, the Company's (and the subsidiary's, in the case of a subsidiary president) financial plan benchmarks and management objectives for the current year. Participants who serve in the capacity of president of a Company subsidiary will derive 20% of their Bonus Potential from the performance of the Company and 80% of their Bonus Potential from the performance of the individual subsidiary for which they are responsible, as more fully described below, in accordance with the provisions of this Plan.

         (a) Cash Bonus Potential. The Cash Bonus Potential will be divided into
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five award components of equal amount. Four of the award components will be allocated to each of the four quarters of the year, while the fifth award component will be allocated to the fiscal year. An award component will be deemed to have been activated and therefore available for future payment upon the achievement of at least 90% of the Company's (and/or the subsidiary's, in the case of a subsidiary president) financial plan for profit before bonus and tax and no more than 105% of the financial plan for average monthly net working capital for the period to which the award component has been allocated, with the exception of the fiscal year, for which at least 100% of the Company's (and/or the subsidiary's, in the case of a subsidiary president) financial plan must be achieved (the "Plan Metrics").

             Should the Company's financial performance for any given quarter fail to meet the Plan Metrics for that quarter, the participant will still have the opportunity to activate that award component currently, or at some future point during the Plan year, based upon the achievement of the Company's Plan Metrics on a year-to-date basis. Once an award component has been activated, it will remain available for future payment regardless of any subsequent shortfall in financial performance by the Company.

         (b) Stock Option Bonus Potential. The Stock Option Bonus Potential will
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also be divided into five award components of equal amount. Four of the award components will be allocated to each of the four quarters of the year, while the fifth award component will be allocated to the fiscal year. An award component will be deemed to have been activated and therefore available for future grant upon the

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achievement of the Company's (and/or the subsidiary's, in the case of a subsidiary president) Plan Metrics for the period to which the award component has been allocated.

             Should the Company's financial performance for any given quarter fall short of the Plan Metrics for that quarter, the participant will still have the opportunity to activate that award component currently, or at some future point during the Plan year, based upon the achievement of the Company's Plan Metrics on a year-to-date basis. Once an award component has been activated, it will remain available for future grant regardless of any subsequent shortfall in financial performance by the Company.

         (c) Acquisitions and Divestitures. The Plan Metrics will be adjusted to
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reflect the expected impact of any acquisitions and/or divestitures that are completed during the current Plan year at the time of such acquisition or divestiture.

4.       Bonus Award.
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         Each eligible participant will be entitled to an amount equal to the sum of the cash award components and the sum of the shares represented by the stock option award components that have been activated during the Plan year, subject to the provisions of Sections 7(a), 7(b) and the following:

         (a) Management Objectives. Each participant will have up to five
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Management Objectives for the Plan year, each of which will be specific with regard to (i) the expected outcome, (ii) the expected financial impact on the Company and (iii) the date or dates by which the objective must be achieved. Each objective will receive a weighting, the total of which for all objectives will be equal to 100%. The president and chief executive officer of the Company will have the responsibility to review and determine each participant's performance to objectives and to assign each individual a percentage that will be used as a factor to determine the actual amount of the awards to be distributed.

         (b) Discretionary Review. The president and chief executive officer of
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the Company will have the discretion to increase the actual amount of the awards to be distributed by up to 20% of the participant's Bonus Potential, based upon the individual's specific performance and contribution to the Company. Such discretion will be used sparingly and will generally be limited to the recognition of extenuating circumstances and/or exceptional accomplishments that may or may not have been captured by the Management Objectives.

         (c) Approval of the Compensation Committee. The Bonus Award for each
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participant will be subject to the review of and approval by the Compensation
Committee. As a matter of policy, the Compensation Committee will not approve the award of any bonus that would otherwise lead or contribute to an operating loss as reported on the consolidated financial statements of Sypris Solutions Inc.

         (d) Qualification. Awards will be payable to each eligible participant
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as soon as administratively practicable after release of the audited annual financial statements of the Company and the approval of the Compensation Committee; provided, however, that the Plan shall be in effect as of the date of payment and such employee shall be employed by the Company as of the date of payment. No employee shall have any right to payment of an award unless the Plan is in effect and the employee is employed by the Company as of the date of payment.

5.       Method of Distribution.
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         Cash awards shall be payable by check in lump sum. All such payments will be subject to withholding for income, social security or other such payroll taxes as may be appropriate. Stock option

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grants will be granted under and subject to the Sypris Solutions Inc. 1994 Stock
Option Plan for Key Employees and will contain an option price that will be equal to the closing price of the common stock on the over-the-counter market, as reported by the Nasdaq Stock Market, on the date of grant.

6.       Administration.
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         The Compensation Committee shall administer this Plan. The decisions of the Compensation Committee in interpreting and applying the Plan shall be final.

7.       Miscellaneous.
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         (a) Employment Rights. The adoption and maintenance of this Plan is
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not an employment agreement between the Company and any employee. Nothing herein contained shall be deemed to give any employee the right to be retained in the employ of the Company nor to interfere with the right of the Company to discharge any employee at any time.

         (b) Amendment and Termination. The Company may, without the consent of
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any employee or beneficiary, amend or terminate the Plan at any time and from time-to-time.

         (c) Governing Law. This Plan shall be governed by and construed in
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accordance with the laws of the State of Delaware.

         (d) Construction. The headings and subheadings of this Plan have been
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inserted for convenience for reference only and are to be ignored in any construction of the provisions hereof. The masculine shall be deemed to include the feminine, the singular shall include the plural, and the plural shall include the singular unless the context otherwise requires. The invalidity or unenforceability of any provision hereunder shall not affect the validity or enforceability of the balance hereof. This Plan represents the entire undertaking by the Company concerning its subject matter and supersedes all prior undertakings with respect thereto. No provision hereof may be waived or discharged except by a written document approved by the Compensation Committee and signed by a duly authorized representative of the Company.

         The parties indicate their acknowledgement of the terms and conditions this Plan as of the date first written above.

         SYPRIS SOLUTIONS INC.                    PARTICIPANT



         _________________________                __________________________
         Robert E. Gill
         Chairman



         _________________________
         Henry F. Frigon
         Chairman
         Compensation Committee



         _________________________
         Jeffrey T. Gill
         President and CEO

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